UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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	☒	Soliciting Material under §240.14a-12

International Speedway Corporation
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by International Speedway Corporation
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: International Speedway Corporation
Commission File No. 000-02384

Note to Employees of NASCAR Holdings, Inc.
Dear NASCAR employees,

Today NASCAR announced that it has made a non-binding offer to purchase all outstanding shares of ISC not already owned by the controlling shareholders of NASCAR in hopes of bringing the two companies under one, privately-run operation. In a highly competitive sports and entertainment landscape, a more unified strategic approach is important to our future growth. We remain committed to the long-term growth and health of our sport and we believe our sport will be stronger because of this prospective merger. This is not something we have contemplated lightly. We believe such alignment of operations will provide our talented employees at both companies with better opportunities to grow and impact long term positive change for our sport.

During this process, each company will remain independent and will continue to operate as it has. More than anything, we believe we have the right management team and strong employees across both companies. We ask that you continue doing what you have all done so very well - working with great passion and energy to grow our sport for our millions of fans across the country and worldwide.

We plan to gather back with all of you at some point prior to year-end and we thank you for your continued good work as we head for an exciting finish to the 2018 season.

Best,

Jim France and Lesa France Kennedy

Forward-looking Statements

This communication includes certain forward-looking statements, including statements relating to the proposed acquisition of ISC by NASCAR, including the expected benefits of the acquisition and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the ability of the parties to successfully negotiate a proposed acquisition on the terms proposed or at all. These forward-looking statements speak only as of the date of this communication, and ISC expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of ISC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to ISC’s business which may affect the statements made in this communication.

Additional Information

Nothing in this communication shall constitute a solicitation to buy or an offer to sell shares of any series of ISC’s common stock. ISC shareholders and other investors are urged to read the proxy statement to be filed with the SEC because it will contain important information relating to the proposed acquisition of ISC by NASCAR. Copies of ISC’s SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by accessing the investor relations portions of ISC’s website at http://www.internationalspeedwaycorporation.com/.

Participants in the Solicitation

The directors and executive officers of ISC and other persons may be deemed to be participants in the solicitation of proxies in respect of any proposals relating to the proposed acquisition of ISC. Information regarding the directors and executive officers of ISC will be available in its proxy statement, which will be filed with the SEC, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials regarding the foregoing to be filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.